EXHIBIT 10.35








LEASE


dated as of May  _____, 2000


between


Telecom Realty, LLC
(as Landlord)


and


CTC Communications Corp.
(as Tenant)


for premises located at


115-125 Second Avenue, Waltham, Massachusetts

TABLE OF CONTENTS

1.  PARTIES; DEFINED TERMS.	1
2.  PREMISES.	3
3.  TERM.	3
4.  POSSESSION; TENANT'S WORK.	3
5.  RENT.	7
6.  SECURITY DEPOSIT.	8
7.  TENANT'S SHARE OF COSTS.	10
8.  USE.	12
9.  COMPLIANCE WITH LAW.	13
10.  ALTERATIONS.	13
11.  REPAIRS.	14
12.  LIENS.	14
13.  ASSIGNMENT AND SUBLETTING.	15
14.  INDEMNIFICATION.	16
15.  SUBROGATION.	17
16.  INSURANCE.	17
17.  SERVICES AND UTILITIES.	18
18.  TAXES ON TENANT'S PERSONAL PROPERTY.	19
19.  RULES AND REGULATIONS.	19
20.  HOLDING OVER.	19
21.  ENTRY BY LANDLORD.	20
22.  DAMAGE AND DESTRUCTION.	20
23.  DEFAULT.	21
24.  REMEDIES IN DEFAULT.	21
25.  EMINENT DOMAIN.	22
26.  ESTOPPEL CERTIFICATE.	23
27.  AUTHORITY OF PARTIES.	23
28.  BROKERS.	23
29.  GENERAL PROVISIONS.	23

Exhibits

Exhibit A	Plan of Premises
Exhibit A-1	Plan of Common Areas
Exhibit B	Tenant Improvement Workletter
Exhibit B-1	Tenant Construction Work Rules and Regulations
Exhibit B-1A	Insurance Requirements for Contractors
Exhibit B-1B	Cabling, Welding and Heat Cutting Rules
Exhibit C	Rules and Regulations
Exhibit D	Prevailing Market Rate Determination Procedure
Exhibit E	Form of Sublease to Fleet National Bank
Exhibit F	Notice of Lease
Exhibit G	Tenant Improvement Agreement
Exhibit H	Disposition of Security Deposit Agreement
Exhibit I	Description of Tenant's Work

OFFICE LEASE

Basic Lease Information


	The following Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information set forth below and shall be construed to incorporate all of the terms provided under the particular Lease paragraphs pertaining to such information. In the event of a conflict between any Basic Lease Information and the Lease, the Lease shall control.

Section 1	Date:				May ___, 2000.

		Landlord: 			Telecom Realty, LLC.

		Building:			That
certain building located at 115-125
Second Avenue, Waltham, Massachusetts
02154, consisting of approximately
Seventy-One Thousand Two Hundred Fifty
(71,250) square feet of rentable area.

		Land:				That
certain real property consisting of
approximately three (3) acres on which
the Building is located.

		Landlord's Address:		c/o Mr. Thomas Fabbricatore
						220 Bear Hill Road
						Waltham, Massachusetts 02154.

		Telephone:			(781) 466-1240.

		Type of Entity:		a Massachusetts limited liability
company.

		With Copies of All
		Notices Sent to:		Bingham
Dana LLP
150 Federal Street
Boston, MA  02110
Attn:	Henry S. Healy, Esq.
	Lawrence I. Silverstein, Esq.
Facsimile:  (617) 951-8736.

		Address for
		Payment of Rent:		c/o Mr. Thomas Fabbricatore
						220 Bear Hill Road
						Waltham, Massachusetts 02154.




Section 1	Tenant:			CTC Communications Corp.

		Tenant's Address:		360 Second Avenue
						Waltham, Massachusetts 02154.

		Telephone:			(781) 466-1240.

		Contact:			Mr. Thomas Fabbricatore.

		Individual or
		Type of Entity:		A Massachusetts corporation.

		With Copies of All
		Notices Sent to:		Leonard P.
Glass, Esq.
						45 Central
Avenue
						Tenafly, NJ
07670
						Facsimile:
(201) 894-1718.

Section 2	Premises
		Rentable Area:		Seventy-One
Thousand One Hundred Twenty-Four (71,124) square feet.

Section 2	Building Address:		115-125 Second
Avenue, Waltham, Massachusetts 02154.


Section 3	Commencement Date:	May ___, 2000.

Section 3	Expiration Date:		May 31, 2015.

Section 3	Extension(s):			None.

Section 4	Tenant's Work:		As described in
Section 4(b).

		First Floor Tenant's Work:	As
described in Section 4(e)(A).

		Tenant's Work
		Completion Date:		That date
which is one (1) year after the
Commencement Date.
		First Floor Tenant's
		Work Security Amount:	Two Million
Five Hundred Thousand and 00/100 Dollars
($2,500,000.00) to be held in escrow by
Landlord in accordance with the terms of
Section 4(e).


		Liquidated Damages
		Amount:			As defined
in Section 4(e)(C).

Section 5	Base Rent:			(a)	For the
first (1st) year of the Term the Base Rent shall be Twenty-Five Dollars ($25) per square foot of Premises Rentable Area per annum (equal to a total payment of One
Million Seven Hundred Seventy-Eight
Thousand One Hundred Dollars ($1,778,100) per annum and One Hundred Forty-Eight
Thousand One Hundred Seventy-Five Dollars
($148,175) per month); and

						(b)	On
the first (1st) day of the second (2nd)
year of the Term, and on the first (1st) day of each succeeding year of the Term, the Base Rent shall increase by the greater of:

	(i)	three percent (3%) of
the Base Rent for the
immediately prior year; or

	(ii)	an amount equal to the
increase in the most recent
available twelve (12) month
Consumer Price Index
published prior to the first
anniversary of the
Commencement Date and the
most recent twelve (12) month
Consumer Price Index
published prior to the
Commencement Date.  As used
herein "Consumer Price Index"
shall mean the consumer price
index for urban wage earners
and clerical workers for the
City of Boston (Boston-
Brockton-Nashua, MA, NH, ME,
CT; 1982-84 = 100) as
determined by the United
States Department of Labor's
Bureau of Labor Statistics.

(c)	Upon the earlier to occur of (i)
the end of the tenth (10th) year of the
Lease Term, or (ii) the acquisition of
Tenant (by the acquisition of 50% or more of the stock or voting interests of Tenant, or by an asset sale of all or substantially all of Tenant's assets, or by a merger or consolidation of Tenant into or with another corporation or entity), Landlord shall have the option, at its sole discretion, to adjust the Base Rent to the fair market rental value of the Premises, defined herein as the "Prevailing Market Rate", as determined pursuant to Exhibit D hereto.

Section 5	Prepaid Rent:		None.

Section 6	Security Deposit:		Tenant shall
provide Landlord with a clean,
irrevocable, transferable letter of
credit (the "Security Deposit Letter of
Credit") in the amount of Eight Hundred
Eighty-Nine Thousand Fifty and 00/100
Dollars ($889,050) to be issued by and
drawn upon any bank with a banking office in Boston, Massachusetts acceptable to
Landlord (the "Issuing Bank"), in
accordance with Section 6.

Section 7	Tenant's Share:		Ninety-Nine and
Eighty-Two one-hundredths percent
(99.82%).

Section 8	Permitted Use:		No use other than
general office and data center use, and
all uses reasonably related thereto.

Section 13	Subtenant:			Fleet National
Bank, a national banking association.

Section 16	Tenant's General Liability
		Insurance Limits:		Two Million
Dollars ($2,000,000) per occurrence and
in the aggregate.

Section 28	Brokers:			None.


Exhibits to Lease

Exhibit A	Plan of Premises
Exhibit A-1	Plan of Common Areas
Exhibit B	Tenant Improvement Workletter
Exhibit B-1	Tenant Construction Work Rules and Regulations
Exhibit B-1A	Insurance Requirements for Contractors
Exhibit B-1B	Cabling, Welding and Heat Cutting Rules
Exhibit C	Rules and Regulations
Exhibit D	Prevailing Market Rate Determination Procedure
Exhibit E	Form of Sublease to Fleet National Bank
Exhibit F	Notice of Lease
Exhibit G	Tenant Improvement Agreement
Exhibit H	Disposition of Security Deposit Agreement
Exhibit I	Description of Tenant's Work



	IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Basic Lease Information as an instrument under seal as of this ___ day of May, 2000.



LANDLORD:	TENANT:

Telecom Realty, LLC, a 	CTC Communications Corp., a
Massachusetts limited liability company	Massachusetts corporation

By:  TELECOM MANAGEMENT 	By:
	CORP., a Massachusetts 			Name:
	corporation, its manager				Title:

By:
	Thomas Fabbricatore
	Executive Vice-President
	and Secretary-Treasurer

OFFICE LEASE
	1.  PARTIES; DEFINED TERMS.
This Lease, dated for reference purposes only as of the date set forth in the Basic Lease Information, is made by and between Landlord and Tenant specified in the Basic Lease Information. The "Basic Lease Information" shall mean the document executed by Landlord and Tenant contemporaneously with the execution of this Lease and incorporated in this Lease for all purposes. This "Basic Lease Information" document contains definitions and basic provisions pertinent to this Lease.

	Capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

		(a)	"Act" shall have the meaning set forth in Section 29(v).

		(b)	"Additional Charges" shall have the meaning set forth in
Section 5(b).

		(c)	"Alterations" shall have the meaning set forth in Section
10.

		(d)	"Base Rent" shall have the meaning set forth in Section
5(a).

		(e)	"Basic Lease Information" shall have the meaning set forth
in Section 1.

		(f)	"Building" shall have the meaning set forth in the Basic
Lease Information.

		(f)	"Commencement Date" shall have the meaning set forth in
Section 3.
		(g)	"Common Areas" shall have the meaning set forth in Section
2.

		(h)	"Event of Default" shall have the meaning set forth in
Section 23.

		(i)	"Expense Computation Year" shall have the meaning set forth
in Section 7(d)(iv).

		(j)	"Expenses" shall have the meaning set forth in Section
7(d)(i).

		(k)	"Expiration Date" shall have the meaning set forth in
Section 3.

		(l)	"First Floor Tenant's Work" shall have the meaning set
forth in Section (4)(e)(A).

		(m)	"First Floor Tenant's Work Security Amount" shall have the
meaning set forth in Section 4(e)(A).

		(n)	"Hazardous Materials" shall have the meaning set forth in
Section 8(c).

		(o)	"Land" shall have the meaning set forth in the Basic Lease
Information.

		(p)	"Landlord" shall have the meaning set forth in the Basic
Lease Information.

		(q)	"Laws" shall have the meaning set forth in Section 9.

		(r)	"Liquidated Damages Amount" shall have the meaning set
forth in Section 4(e)(C).

		(s)	"Non-Renewal Notice" shall have the meaning set forth in
Section 6(A)(b).

		(t)	"Parties" shall have the meaning set forth in Section
29(w).

		(u)	"Permitted Use" shall have the meaning set forth in the
Basic Lease Information.

		(v)	"Premises" shall have the meaning set forth in Section 2.

		(w)	"Premises Rentable Area" shall have the meaning set forth
in the Basic Lease Information.

		(x)	"Regulations" shall have the meaning set forth in Section
29(v).

		(y)	"Rent" shall have the meaning set forth in Section 5(b).

		(z)	"Request for Release" shall have the meaning set forth in
Section 4(e)(B).

		(aa)	"Security Deposit" shall have the meaning set forth in the
Basic Lease Information.

		(bb)	"Security Deposit Letter of Credit" shall have the meaning
set forth in the Basic Lease information.

		(cc)	"Security Deposit Agreement" shall have the meaning set
forth in Section 6(C).

		(dd)	"Sublease" shall have the meaning set forth in Section
13(d).

		(ee)	"Subtenant" shall have the meaning set forth in Section
13(d).

		(ff)	"Tax Computation Year" shall have the meaning set forth in
Section 7(d)(v).

		(gg)	"Taxes" shall have the meaning set forth in Section
7(d)(ii).

		(hh)	"Tenant" shall have the meaning set forth in the Basic
Lease information.

		(ii)	"Tenant Improvement Agreement" shall have the meaning set
forth in Section 4(e)(D).

		(jj)	"Tenant's Share" shall have the meaning set forth in
Section 7(d)(iii).

		(kk)	"Tenant's Work" shall have the meaning set forth in Section
4(b).

		(ll)	"Tenant's Work Completion Criteria" shall have the meaning
set forth in Section 4(e)(B).

		(mm)	"Tenant's Work Completion Date" shall have the meaning set
forth in Section 4(b).

		(nn)	"Term" shall have the meaning set forth in Section 3.

	2.  PREMISES.

Landlord leases to Tenant and Tenant leases from Landlord that certain space in the Building outlined in the floor plan(s) attached as Exhibit A together with the improvements now or hereafter located in the Premises (the "Premises"), together with the right, in common with others lawfully entitled to use the Common Areas upon and subject to the provisions contained in this Lease. "Common Areas" shall mean the exterior areas serving the Building shown in the site plan attached as Exhibit A-1 intended for the common use of tenants and occupants of the Building, including, without limitation, parking areas, driveways, landscaping, sidewalks, hallways, stairways, elevators, common entrances, lobbies, restrooms and other similar public areas and access ways. Tenant shall have a non-exclusive right to use the parking spaces appurtenant to the Building. Landlord and Tenant agree that, for purposes of this Lease, the Premises shall be deemed to have the Premises Rentable Area equal to the square footage specified in the Basic Lease Information. The Premises are located at the Building Address shown in the Basic Lease Information.
	3.  TERM.
The Premises are leased for a term (the "Term") to commence and end on the dates respectively specified in the Basic Lease Information, unless the Term shall sooner terminate as provided below. The dates upon which the Term shall commence and terminate pursuant to this Section 3 are called the "Commencement Date" and the "Expiration Date," respectively.
	4.  POSSESSION; TENANT'S WORK.

		(a)	If Landlord, for any reason whatsoever, cannot deliver
possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from the Landlord's failure to deliver the Premises on the Commencement Date, but in that event Rent (as defined below) shall be waived for the period between the Commencement Date and the date Landlord delivers possession of the Premises to Tenant. If such delay, however, is due primarily to the fault of Tenant or anyone acting under Tenant, there shall be no waiver of Rent. No delay in delivery of possession shall operate to extend the Expiration Date beyond the date specified in the Basic Lease Information. Landlord and Tenant acknowledge and agree that the Premises shall be delivered to Tenant subject to the Sublease described in Section 13(d) below.

		(b)	The Premises shall be delivered to and accepted by Tenant
"as is," in their then state of construction, finish and decoration, without any additional obligation on the part of Landlord to prepare or construct the Premises for Tenant's occupancy. Tenant acknowledges that (i) substantial work must be performed by Tenant before the Premises can be occupied by
Tenant for the conduct of its business, and (ii) during the first year of the Term of this Lease, Tenant will make certain capital improvements to the
Premises which shall include but not be limited to the following matters, some of which are more fully described on Exhibit I attached hereto: (1) upgrading of the Building's electrical system(s), (2) replacement of the Building's HVAC system, (3) replacement of the roof of the Building, (4) removal of the asbestos in the Building identified in the Phase I
Environmental Site Assessment dated March, 2000 prepared by GZA
GeoEnvironmental, Inc. ("GZA") (File No. 16225.00) in accordance with an "Operation and Maintenance Program for Asbestos" to be prepared by GZA within ten (10) Business Days of the date hereof, and (5) making of certain "general office improvements" (which shall include, but not be limited to new carpet installation, ceiling upgrades, new or upgraded dry walls and, if necessary, glass and window replacement) (items (i) and (ii) shall be collectively referred to herein as the "Tenant's Work"). All of such Tenant's Work shall be performed by Tenant at its sole risk, cost and expense in accordance with the provisions of the Tenant Improvement Workletter attached hereto as Exhibit B, including Tenant's obligation to obtain a new Certificate of Occupancy for the Building allowing occupancy and use of the Premises in accordance with the Permitted Use. The Tenant's Work and Tenant's Work Completion Criteria (as defined below in Section 4(e)(B)) shall be completed and satisfied, respectively, no later than that date which is one (1) year after the Commencement Date (the "Tenant's Work Completion Date"). Landlord shall cooperate with Tenant in its application for any Certificate of Occupancy including prompt execution of any necessary applications therefor or filings in connection therewith requested reasonably by Tenant. Notwithstanding the foregoing, Section 10 of this Lease and the provisions of this Lease setting forth Tenant's insurance obligations (i.e., Section 16) shall not apply during the performance of Tenant's Work and such matters shall, during such time, be governed by the applicable provisions of Exhibit
B and Exhibit B-1A hereto.

		(c)	Landlord shall have the right to change Landlord's
Construction Representative at any time by giving written notice thereof to Tenant.

		(d)	Subject to the provisions of Exhibit B, commencing on the
date hereof, Landlord shall permit Tenant to enter the Premises for the purpose of performing Tenant's Work. Any such entry shall be at Tenant's sole risk and Landlord shall not be responsible for any damage or loss to property or installations placed in the Premises by Tenant prior to the Commencement Date other than those caused by the willful intent or negligence of Landlord and its agents or advisers. In addition, in no event shall Tenant make use of any labor in the Building or otherwise suffer or permit any action to be taken which would result in labor difficulties or otherwise harm or inconvenience Landlord. Prior to performing any of Tenant's Work, Tenant shall provide Landlord with proof of insurance in accordance with Exhibit B and Exhibit B-1A hereto.

		(e)	The provisions set forth below in this Section 4(e) shall
govern the security to be provided by Tenant to Landlord in connection with the performance and Landlord's approval of the Tenant's Work.

	A.	First Floor Tenant's Work Security Amount.  As security for the completion of the that portion of the Tenant's Work relating to the first floor of the Premises (which work is described on Exhibit I hereto and hereinafter referred to as the "First Floor Tenant's Work") in accordance with the terms of this Lease, on the Commencement Date Tenant shall pay to Landlord in immediately available United States funds the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "First Floor Tenant's Work Security Amount"). The First Floor Tenant's Work Security Amount shall be held by Landlord in escrow in an interest bearing account in accordance with the terms of this Section 4. No trust relationship shall be created with respect to the First Floor Tenant's Work Security Amount. The First Floor Tenant's Work Security Amount shall secure Tenant's obligations hereunder to fully and faithfully perform all of its obligations hereunder in respect of the First Floor Tenant's Work. In the event that Tenant defaults in the performance of any of its obligations hereunder relating to the First Floor Tenant's Work and said default has not been cured within fifteen (15) business days of Tenant's receipt of written notice of same from Landlord (or if it shall not be reasonably possible to cure said default with fifteen (15) business days, within such reasonable period of time as may be required to cure said default, provided that Tenant diligently and expeditiously takes whatever actions may be necessary to effect said cure), Landlord may, but shall not be required to, draw on the First Floor Tenant's Work Security
Amount (or any portion thereof). Landlord may use the monies realized from said draw to cure Tenant's default and to compensate Landlord for any loss or damage which Landlord may suffer as a result thereof. If any portion of the First Floor Tenant's Work Security Amount shall be so drawn or used, Tenant shall within five (5) business days of a written demand therefor from Landlord, pay to Landlord in immediately available United States funds that amount which is necessary to replenish the First Floor Tenant's Work Security Amount to the level of Two Million Five Hundred Thousand Dollars ($2,500,000) and said replenishment payment shall be held by Landlord in the same manner as the original funds constituting the First Floor Tenant's Work Security Amount. Landlord shall have the right to assign or pledge the First Floor Tenant's Work Security Amount to any lender it may have during the term of this Lease.

	B.	Return of First Floor Tenant's Work Security Amount.  Landlord
and Tenant agree that Tenant shall be entitled to the return of the First Floor Tenant's Work Security Amount on substantial completion of the First Floor Tenant's Work and on satisfaction of the conditions set forth in this
Section 4(e)(B). Specifically, Landlord shall within fifteen (15) business days of the satisfaction of the conditions set forth below return to Tenant all of the First Floor Tenant's Work Security Amount then held by Landlord (provided that for purposes of the return of the First Floor Tenant's Work Security Amount said conditions shall be interpreted to apply only to the First Floor Tenant's Work and not to the Tenant's Work on the second floor of the Building): (i) Landlord shall have received a written request from Tenant for the return of the First Floor Tenant's Work Security Amount (a "Request for Release") in the form attached to the Tenant Improvement Agreement as Schedule 1, provided that any Request for Release submitted to Landlord by Tenant shall have attached thereto by Tenant those items listed at Section 6(d) of the Tenant Improvement Agreement attached hereto as Exhibit G (which items shall be prepared or procured by Tenant and addressed to Landlord's lender such that Landlord shall have no obligation for the preparation or procurement thereof other than an obligation to cooperate reasonably with Tenant in its preparation and procurement thereof); (ii) Tenant shall have completely complied with all of its obligations hereunder relating to the good and workmanlike completion of the Tenant's Work; (iii) Tenant shall have provided Landlord with a Certificate of Occupancy for the Tenant's Work and such other approvals, permits, licenses and certifications as may be necessary for the Tenant to occupy the Premises for the Permitted Use (provided that Tenant shall not be required to obtain a Certificate of Occupancy in connection with its Request for Release of the First Floor Tenant's Security Work Amount in the event that the City of Waltham refuses to issue a partial Certificate of Occupancy for the First Floor Tenant's Work prior to completion of all of the Tenant's Work); (iv) Tenant shall have delivered bona fide copies of invoices and receipts for the out of pocket costs paid by Tenant to arm's length third parties to complete the Tenant's Work in accordance with this Lease, which receipts shall total an amount equal to or greater than the First Floor Tenant's Work Security Amount, and Tenant shall have provided Landlord with a certificate signed by Tenant confirming same; and (v) Tenant shall not be in default under this Lease, the Tenant Improvement Agreement or the Security Deposit Agreement nor shall there be any act, event or condition that with the giving of notice or the passage of time, or both, would constitute a breach or default under any of said three agreements (the above items (i) - (v), inclusive, are herein collectively referred to as the "Tenant's Work Completion Criteria"). Any amounts due to Landlord's lender pursuant to Section 6(e)(ii) of the Tenant Improvement Agreement shall be the sole responsibility of Tenant (which amounts shall be deemed to be Additional Charges hereunder, the non-payment of which shall constitute an Event of Default by Tenant hereunder). No partial releases of the First Floor Tenant's Work Security Amount by Landlord to Tenant shall be permitted hereunder.

	C.	Completion of Tenant's Work; Liquidated Damages.  Tenant shall complete the Tenant's Work and satisfy all of the Tenant's Work Completion Criteria by no later than the Tenant's Work Completion Date. In the event that the Tenant's Work has not been fully completed and the Tenant's Work Completion Criteria have not been fully satisfied by the Tenant's Work Completion Date Landlord shall have the right, but shall not be obligated, to claim and pay to itself the entire amount of the First Floor Tenant's Work Security Amount then held in escrow by Landlord as liquidated damages (the "Liquidated Damages Amount"), and not as a penalty, for those losses and damages which Landlord has suffered as a result thereof. Landlord and Tenant agree that the completion of the Tenant's Work and satisfaction of the Tenant's Work Completion Criteria by the Tenant's Work Completion Date is of critical importance to Landlord and its business and that a breach of Tenant's obligations to timely complete and satisfy same would cause Landlord significant losses and damages which would be extremely difficult, if not impossible, to ascertain with any accuracy and that the Liquidated Damages Amount represents both parties' best efforts to approximate such potential damages and losses. In the event of a transfer of Landlord's interest in this Lease, Landlord may transfer the First Floor Tenant's Work Security Amount to Landlord's successor in interest and, upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect to the First Floor Tenant's Work Security Amount. Landlord and Tenant further agree that Landlord's lender has rights to claim the First Floor Tenant's
Work Security Amount as liquidated damages pursuant to Section 6(f) of the Tenant Improvement Agreement in the event that a Loan Default and a Lease Default (as each term is defined therein) occur within thirty (30) days of one another.

	D.	Tenant Improvement Agreement.  The First Floor Tenant's Work
Security Amount shall also be governed by the terms of that certain Tenant Improvement Agreement (the "Tenant Improvement Agreement") attached hereto as Exhibit G. The Tenant Improvement Agreement shall be executed by Landlord and Tenant on or before the Commencement Date. Tenant agrees that in the event of any inconsistency between this Lease and the Tenant Improvement Agreement the terms of this Lease shall prevail.

		(f)	Landlord reserves the right, at any time and from time to
time, to make alterations or additions to the Building and/or the Common
Areas, and Landlord also reserves the right at any time and from time to time to construct other improvements in the Building (including within the Common Areas) and to reduce or enlarge, make alterations in or make additions to the Building and/or the Common Areas, provided that such alterations or additions shall not unreasonably interfere with Tenant's Permitted Use hereunder.
	5.  RENT.

		(a)	Beginning on the Commencement Date, Tenant shall pay to
Landlord as annual minimum rent for the Premises the sum specified in the
Basic Lease Information as "Base Rent".   Base Rent shall be payable in equal
monthly installments on or before the first day of the Term and on or before the fifteenth day of each and every calendar month thereafter during the Term. In the event the Term commences or ends on a day other than the first or last day, respectively, of a calendar month, then the monthly Base Rent for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. Base Rent shall be paid to Landlord, without any prior demand and without any deduction or offset whatsoever, in lawful money of the United States of America at the address for payment of rent specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

		(b)	Tenant shall pay to Landlord as additional charges all
fees, costs, expenses, charges, and other amounts required to be paid by Tenant under this Lease other than Base Rent ("Additional Charges"). Additional Charges shall be payable to Landlord at the place where the Base Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. The terms 'Base Rent' and 'Additional Charges' are sometimes collectively referred to herein as "Rent".

		(c)	If Tenant shall fail to pay to Landlord any installment of
Rent on or before the date such installment is due and payable more than one
(1) time in any twelve (12) consecutive month period, then Tenant shall pay to Landlord in each instance a late payment charge equal to five percent (5%) of the unpaid amount of such Rent to cover Landlord's additional administrative costs resulting from Tenant's failure. Additionally, without limiting any of Landlord's other rights and remedies under this Lease, if any payment of Rent or any other payment payable under this Lease by Tenant to Landlord shall not be paid when due, such Rent or other payment shall bear interest from the date when the Rent or other payment, as may be the case, was payable until the date paid at (a) the prime rate as announced by Fleet National Bank at its main branch in Boston, Massachusetts from time to time plus two percent (2%), but not more than (b) the highest lawful rate of interest which Landlord may charge Tenant without violating any applicable law. Such interest shall constitute an Additional Charge hereunder.

		(d)	Tenant agrees that acceptance by Landlord of any partial
payment of any item of rental due under this Lease (whether denominated as Base Rent, Additional Charges or otherwise) shall not constitute an accord and satisfaction by Landlord of any of Tenant's obligations under this Lease, and that Landlord shall be entitled to collect from Tenant the balance of any such item of Rent remaining due.

		(e)	Tenant agrees that this Lease is a net lease and the Base
Rent, Additional Charges, Taxes, Expenses and all other sums payable under this Lease to Landlord shall be paid without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein.
	6.  SECURITY DEPOSIT.
  The provisions set forth below in this Section 6 shall govern the Security Deposit to be held by Landlord pursuant to the terms of this Lease.

	(a)	Security Deposit Letter of Credit.  Simultaneously with its
execution and delivery of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information as the "Security Deposit" in the form of the Security Deposit Letter of Credit. The Security Deposit Letter of Credit shall (i) name Landlord as beneficiary thereof, (ii) have a term of not less than one (1) year, (iii) be in the original amount equal to the Security Deposit, and (iv) otherwise be in form and content satisfactory to Landlord. The Security Deposit Letter of Credit shall, in any event, provide that:

		(1)	The Issuing Bank shall pay to Landlord an amount up to the
face amount of the Security Deposit Letter of Credit upon presentation of only a demand for payment in the amount to be drawn;

		(2)	The Security Deposit Letter of Credit shall be deemed to be
automatically renewed, without amendment, for consecutive periods of one year each and shall have a final expiry date of not earlier than thirty (30) days after the Expiration Date, as such may be extended as provided herein, unless the Issuing Bank sends written notice
(hereinafter called the "Non-Renewal Notice") to Landlord both by
Federal Express or another recognized national or regional courier and by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the
Security Deposit Letter of Credit, that it elects not to have such
Security Deposit Letter of Credit renewed;

		(3)	Landlord, after receipt of the Non-Renewal Notice, or
within sixty (60) days prior to the expiration date of any Security
Deposit Letter of Credit then held by Landlord, shall have the right, exercisable by a demand for payment draft only to draw upon the Security Deposit Letter of Credit and receive the proceeds thereof
(which shall be held by Landlord as a cash deposit pursuant to the terms of this Section 6 pending the replacement of such Security
Deposit Letter of Credit or applied as permitted by the terms of this
Section 6); and

		(4)	Upon Landlord's sale or other transfer of the Land or the
Building, or Landlord's interest therein, or a leasing of the Building, the Security Deposit Letter of Credit shall be transferable by Landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit Letter of Credit. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Security Deposit Letter of Credit and shall pay any transfer fees of the Issuing Bank.

	Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit Letter of Credit or proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. If Landlord determines that the financial condition of the Issuing Bank has so declined as to cause concern that the Issuing Bank may not honor a draw on its Security Deposit Letter of Credit and provides Tenant of notice of the same, Tenant shall promptly obtain a replacement Security Deposit Letter of Credit complying with the terms hereof from another commercial bank acceptable to Landlord.

	(b)	Draws and Transfer of Security Deposit Letter of Credit.  The
Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all the provisions of this Lease. If Tenant defaults with respect to any provision of this Lease, including, without limitation, provisions relating to the payment of Rent, Landlord may, but shall not be required to, draw on the Security Deposit Letter of Credit and use, apply or retain all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied or retained, Tenant shall within five (5) days after demand from Landlord, provide Landlord with a replacement letter of credit in the amount and on the terms specified in the Basic Lease Information provisions relating to the Security Deposit Letter of Credit. No trust relationship shall be created with respect to the Security Deposit and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease and this Lease shall expire or be terminated, the Security Deposit Letter of Credit shall be promptly returned to Tenant by Landlord in its then current condition. In the event of termination of Landlord's interest in this Lease, Landlord may transfer the Security Deposit to Landlord's successor in interest and, upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect to the Security Deposit. Landlord shall also have the right to assign or pledge the Security Deposit Letter of Credit to any lender it may have during the Term of this Lease.

	(c)	Security Deposit Agreement.  The Security Deposit shall be
governed by the terms of that certain Agreement Concerning Disposition of Security Deposit (the "Security Deposit Agreement") attached hereto as Exhibit H. The Security Deposit Agreement shall be executed and delivered by Landlord and Tenant on or before the Commencement Date. Tenant agrees that in the event of any inconsistency between this Lease and the Security Deposit Agreement the terms of this Lease shall prevail.
	7.  TENANT'S SHARE OF COSTS.

		(a)	During the Term, Tenant shall pay to Landlord as Additional
Charges: (i) Tenant's Share of all Taxes and Expenses (each as defined below).

		(b)	During the last month of each Expense Computation Year and
each Tax Computation Year (each as defined below), as the case may be, or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the amounts payable by Tenant under Section 7(a) for the following Expense Computation Year or Tax Computation Year, as the case may be. On or before the first day of each month during the following
Expense Computation or Tax Computation Year, as the case may be, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that if Landlord fails to give such notice in the last month of the prior Expense Computation Year or Tax Computation Year, as the case may be, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord. If at any time or times Landlord determines that the amounts payable under Section 7(a) for the current Expense or Tax Computation Year, or both, will vary from its estimate given to Tenant, Landlord, by notice to Tenant, may revise its estimate for such Expense or Tax Computation Year, or both, and subsequent payments by Tenant for such Expense or Tax Computation Year, or both, shall be based upon such revised estimate.

		(c)	Following the end of each Expense Computation Year or Tax
Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 7(a) for such Expense Computation Year and Tax
Computation Year. If such statement shows an amount owing by Tenant that is less than the payments for such Expense Computation Year or Tax Computation
Year, or both, previously made by Tenant, and if no Event of Default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payments of Rent falling due under this Lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Expense Computation Year or Tax Computation Year, or both, previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this
Section 7(c) shall survive the Expiration Date, and, if the Expiration Date is a day other than the last day of an Expense or Tax Computation Year, or both, the adjustment in Rent pursuant to this Section 7 for the Expense Computation Year or Tax Computation Year, or both, in which the Expiration
Date occurs shall be prorated in the proportion that the number of days in such Expense Computation Year and/or Tax Computation Year preceding the Expiration Date bears to 365.

		(d)	As used in this Lease, the following terms shall have the
meanings specified below:

			(i)	"Expenses" shall mean (1) all costs of management (if
applicable, said costs shall not exceed two percent (2%) of the net operating income of the Building), operation, maintenance and repair of the Land,
Building and Common Areas, and the improvements situated thereon, including, without limitation, janitorial, maintenance, maintenance and repair of the roof of the Building and parking and landscaped areas on the Land, security guard(s) and other service contracts; costs of supplying, replacing and cleaning employee uniforms; charges for heat, air conditioning, light, power, gas, water, sewer and waste disposal and other utilities furnished by
Landlord and not otherwise billed directly to Tenant by Landlord; materials, supplies, equipment and tools; costs for maintenance, replacements and repairs not paid by insurance or third parties; insurance premiums, insurance deductibles, self-insured retentions, and license, permit and inspection fees; depreciation on personal property; wages, salaries, employee benefits and payroll costs of on-site personnel engaged in the management, operation and maintenance of the Building; fees, charges and other costs, including, without limitation, management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs any such services in connection with the Building; and (2) the cost of any capital improvements made to the Building after its construction that reduce other Expenses or made to the Building after the date of this Lease as a result of governmental orders, ordinances, codes, rules and regulations that were inapplicable to the Building at the time permits for its construction were obtained, such cost to be amortized over the useful life of such capital improvement as determined in accordance with generally accepted accounting procedures, together with interest on the unamortized balance at a rate equal to ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such improvements.
Notwithstanding the foregoing, Expenses shall not include Taxes, depreciation on the Building, costs of installing capital improvements (except as provided in clause (2) above), real estate brokers' commissions, executive salaries
(exclusive of salaries, wages or fees paid for management activities), tenant installation costs, Landlord's debt service costs and capital items other than those referred to in this clause i.  The determination of all Expenses shall be made by Landlord in good faith and shall be final and binding on
Tenant.

			(ii)	"Taxes" shall mean all taxes, assessments and charges
levied upon or with respect to the Building, any personal property of
Landlord used in the operation of the Building or Landlord's interest in the
Building or such personal property.  Taxes shall include, without limitation, all general real property taxes and general and special assessments, transit charges, service payments in lieu of taxes and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of all or any part of the Building, on the rent payable under this Lease or any other lease of space in the Building or on or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of
America, the Commonwealth of Massachusetts, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or within the contemplation of the parties.  Taxes shall not include franchise, transfer or inheritance taxes, or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of these taxes are levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Tax.  Taxes shall also include reasonable legal and tax consultants' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes.

			(iii)	"Tenant's Share" shall mean the percentage figure so
specified in the Basic Lease Information, which is calculated by dividing the
Rentable Area of Premises by the Rentable Area of the Building.

			(iv)	"Expense Computation Year" shall mean each twelve
(12) consecutive month period commencing January 1st of each year during the Term.

			(v)	"Tax Computation Year" shall mean each Tax fiscal
year (currently July 1-June 30) during the Term.
	8.  USE.

		(a)	Tenant shall use and occupy the Premises for any purpose
specified in the Basic Lease Information as a "Permitted Use" and shall not use or permit the Premises to be used for any other purpose.

		(b)	Tenant shall take no action, nor permit any action to be
taken, in or about the Premises that will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering all or any part of the Building or any of its contents. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, permit pornography or apparatus for the use of illegal drugs to be held on the Premises, or cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall neither commit nor suffer to be committed any waste in, on or about the Premises.

		(c)	Tenant shall not cause or suffer or permit any Hazardous
Materials, as defined below, to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or the Building or Common Areas by Tenant or any of Tenant's agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors), except to the extent such Hazardous Materials are customarily kept or used by typical office tenants and are kept and used in accordance with all applicable Laws. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of any Hazardous Material on the Premises or the Building or Common Areas caused or suffered or permitted by Tenant or any of Tenant's agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors) results in contamination of the Premises or the Building or Common Areas, or if contamination of the Premises or the Building by any Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, damages, costs, liabilities and expenses (including, without limitation, diminution in value or use of the Building, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work on or under the Premises or the Building or Common Areas. "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or by common law decisions, including without limitation (i) all chlorinated solvents,
(ii) petroleum products or by-products, (iii) asbestos, and (iv) polychlorinated biphenyls. Notwithstanding the above provisions, Tenant shall have the right to install a "back-up" generator on or about the Premises. Installation of the "back-up" generator shall be performed in a good and workmanlike manner in compliance with all applicable Laws by licensed contractors reasonably approved by Landlord. Landlord agrees that Tenant shall have the right to remove and retain the "back-up" generator upon the expiration or earlier termination of this Lease, provided Tenant repairs and restores the Premises (in connection with the removal of the "back-up" generator) to their condition prior to the installation of such "back-up" generator. Tenant agrees that it shall indemnify, defend and hold Landlord harmless from any and all claims, damages, costs, liabilities and expenses (including, without limitation, diminution in value or use of the Building, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of the installation, use or removal of such "back-up" generator.
	9.  COMPLIANCE WITH LAW.
Tenant shall not use the Premises in any manner, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule, regulation or order now in force or hereafter enacted or promulgated (collectively, "Laws").
	10.  ALTERATIONS.
Except for Tenant's Work (for which Landlord review and approval is required pursuant to Exhibit B) and installation of the "back-up" generator referred to above in Section 8(c), Tenant shall not before or during the Term make or suffer to be made any alterations, additions or improvements in or to the Premises (herein collectively called "Alterations") without first obtaining Landlord's written consent. Tenant shall submit detailed plans and specifications for the Alterations in connection with requesting Landlord's consent. Landlord's consent may be withheld in Landlord's sole discretion if the Alterations will affect the structure of the Building or the Building's systems; otherwise Landlord's consent shall not be unreasonably withheld. As a condition of approving the proposed Alterations, Landlord may require
Tenant to agree to remove all or any part of such Alterations on or before the Expiration Date and to reimburse Landlord for any reasonable expenses incurred by Landlord in reviewing the plans and specifications, including, without limitation, the reasonable costs of any outside consultants retained by Landlord. All Alterations shall immediately become Landlord's property and shall remain in the Premises at the end of the Term without compensation to Tenant unless Landlord conditioned its approval of such Alterations on Tenant's agreement to remove them, in which event Tenant shall by the Expiration Date remove such Alterations and restore the Premises to their condition prior to the installation of such Alterations. All Alterations shall be done in a good and workmanlike manner, in compliance with all applicable Laws by licensed contractors approved by Landlord. Tenant shall also comply with the provisions of Section 11 in connection with any Tenant Alterations it undertakes at the Premises.

	11.  REPAIRS.

		(a)	By occupying the Premises, Tenant accepts the Premises as
being in the condition in which Landlord is obligated to deliver the Premises under the terms of this Lease. Tenant shall, at all times during the Term, and at Tenant's sole expense, keep all of the Premises in good condition and repair, except for ordinary wear and tear or damage by fire or casualty.
Tenant waives all rights to make repairs at the expense of Landlord or in lieu of such repairs to vacate the Premises as provided by any law, statute or ordinance now or hereafter in effect. Tenant shall at the end of the Term surrender the Premises to Landlord in the same or improved condition as when received, except for ordinary wear and tear, damage by fire, casualty and Alterations approved by Landlord and not required by Landlord to be removed by Tenant.

		(b)	Notwithstanding the provisions of Section 11(a), Landlord
shall repair and maintain the structural portions of the Building (including load-bearing walls), unless the necessity for such maintenance and repairs is in any way caused by the act, neglect, fault or omission of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any such maintenance. Rent shall not abate nor shall Landlord be liable as a result of any injury to or interference with Tenant's business arising from the making of any repairs, or the performance of any maintenance, in or to any portion of the Building or the Premises or the Common Areas.
	12.  LIENS.
Tenant shall keep the Premises and the Building free from any liens arising out of any act or omission of Tenant, including, without limitation, any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the lien to be released by such means as Landlord shall deem proper, including, without limitation, payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection with investigating, releasing, bonding-off or disputing liens on the Premises or the Building arising out of any act or omission of Tenant shall be considered Additional Charges and shall be payable by Tenant within thirty (30) days after demand. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or that Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. Tenant shall give to Landlord at least ten (10) days' prior notice of the date of commencement of any Alterations on the Premises in order to permit the posting of such notices by Landlord. Landlord may require, in Landlord's sole discretion, that Tenant, at Tenant's sole expense, provide to Landlord a lien and completion bond in form and substance satisfactory to Landlord in an amount equal to one hundred fifty percent (150%) of the total estimated cost of any Alterations to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of work.
Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant for the Premises or to anyone holding any of the Premises through or under Tenant, and that mechanics', construction or other liens for any such labor, services or materials shall not attach to the Premises or otherwise affect the interest of Landlord in and to the Premises. Tenant agrees to notify any contractors, subcontractors or others performing services or providing materials to the Premises of the foregoing provision of this Lease.

	13.  ASSIGNMENT AND SUBLETTING.

		(a)	Tenant shall not (i) assign or mortgage this Lease or any
right under or interest in it, (ii) allow this Lease to be assigned by operation of law or otherwise, (iii) sublet the Premises or any part of the Premises, or (iv) permit anyone to use or occupy the Premises or any part of the Premises in place of Tenant without the prior written consent of Landlord. Any sale or other transfer of a majority of the voting stock or partnership interest of Tenant or any guarantor of Tenant's obligations under this Lease shall be considered an assignment for purposes of this Section 13.
Any such assignment, mortgage or subletting without Landlord's consent shall be void and shall, at Landlord's option, constitute a breach of this Lease. Notwithstanding consent by Landlord of any subletting or assignment by Tenant, Tenant, any guarantor of Tenant's obligations under this Lease and each assignee and subtenant shall remain directly and primarily responsible and jointly and severally liable for payment of the Rent required under this Lease and for compliance with all of Tenant's other obligations, and no usage of the Premises different from the usage herein provided to be made by Tenant shall be permitted. In the event that the rent due and payable by an assignee or sublessee exceeds the Rent payable under this Lease, the excess rental or consideration shall be paid by Tenant to Landlord within ten (10) days following receipt of any excess rental or consideration by Tenant.
Consent of Landlord to any assignment, mortgage or subletting shall constitute approval only as to that specific assignment, mortgage or subletting, and none other.

		(b)	Any request by Tenant for Landlord's consent to a specific
assignment or sublease shall include (i) the name of the proposed assignee, sublessee or occupant, (ii) the nature of the proposed assignee's, sublessee's or occupant's business to be carried on in the Premises, (iii) a copy of the proposed assignment or sublease, and (iv) such financial information and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business.
Landlord shall respond in writing, stating the reasons for any disapproval, within fifteen (15) business days after receipt of all information reasonably necessary to evaluate the proposed assignment or sublease.

		(c)	Tenant shall pay to Landlord the reasonable amount of
Landlord's cost of processing every proposed assignment or sublease including, but not limited to, attorneys' fees and the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, sublessee or occupant taking occupancy.

		(d)	Notwithstanding any other provision set forth herein,
Tenant shall be permitted to enter into a sublease (the "Sublease") of the Premises by and between Tenant, as sublandlord, and Fleet National Bank, a national banking association (the "Subtenant") as subtenant, for approximately Eighteen Thousand Sixty (18,060) square feet of space on the second floor of the Building and approximately Ten Thousand (10,000) square feet of space on the first floor of the Building. The Sublease shall be in the form attached hereto as Exhibit E. Provided that Subtenant is not in material default of the Sublease, Landlord shall not disturb Subtenant's quiet enjoyment of its premises under the Sublease for the entire term thereof.

		(e)	Notwithstanding the foregoing provisions of this Section
13, an assignment, sublease or transfer of the Premises shall not require the consent of the Landlord if such assignment, sublease or transfer is to an Affiliate of the Tenant (as defined herein) provided such Affiliate agrees directly with Landlord to be bound by all obligations of Tenant hereunder.
For purposes hereof, "Affiliate" means (i) any entity directly controlling, controlled by or under common control with Tenant; (ii) any entity owning or controlling fifty percent (50%) or more of the outstanding voting interests of Tenant; (iii) any entity of which Tenant owns or controls fifty percent
(50%) or more of the voting interests; (iv) any entity into which Tenant is merged or consolidated; (v) any entity into which Tenant is merged or any corporation or other entity resulting from the consolidation of Tenant with some other entity; and (vi) any successor corporation to Tenant or other entity arising from any bona fide reorganization of Tenant. No subletting, assignment or transfer of this Lease either with or without the consent of Landlord shall relieve the Tenant from its obligations under this Lease and Tenant hereby guarantees the prompt and timely payment of all Base Rent and Additional Charges and the timely performance of all other obligations of Tenant hereunder.
	14.  INDEMNIFICATION.

		(a)	If Tenant shall default in the performance of its
obligations under this Lease, Landlord, at any time thereafter on five (5) business days written notice, may remedy such default for Tenant's account and at Tenant's expense. By curing such default, Landlord does not waive any other rights or remedies of Landlord with respect to such default.

		(b)	Tenant agrees to indemnify Landlord against and hold
Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees, incurred in connection with or arising from any cause whatsoever in, on or about the Premises.

		(c)	Tenant waives all claims against Landlord for damage to any
property or injury or death of any person in, upon or about the Premises or
Building or Common Areas arising at any time and from any cause other than solely by reason of the gross negligence or willful act of Landlord or its employees or contractors.

		(d)	Tenant's obligations under this Section 14 shall survive
the expiration or sooner termination of the Term.

		(e)	All fixtures, equipment, signs, merchandise, supplies and
other property on or about the Premises shall be at Tenant's sole risk and hazard, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by use or abuse of water, or by leaking or bursting of water pipes, or in any way or manner, including, without limitation, the acts or omissions of any other occupant of any portion of the Building, no part of said destruction or damage is to be charged to or borne by Landlord in any case whatsoever, except only to the extent caused by Landlord's gross negligence or willful default and, except to such extent, Tenant agrees to exonerate Landlord from and against any and all claims, suits, obligations, liabilities and damages, including reasonable attorneys' fees, based upon or arising out of any of the foregoing.
	15.  SUBROGATION.
Landlord and Tenant each shall obtain from their respective insurers under all policies of fire and extended coverage insurance maintained by either at any time during the Term insuring or covering the Building or Premises or any improvements, fixtures, equipment, furnishings or other property, including salable goods, merchandise, and inventory in, on or about the Premises, if any, a waiver of all rights of subrogation which such party or the insurer of such party might have against the other party or its insurer.
	16.  INSURANCE.
Tenant agrees to carry and keep in force during the Term, at Tenant's sole expense, the following types of insurance:

		(i)	Public Liability and Property Damage.  Commercial general
liability insurance including contractual liability with a minimum combined single limit or aggregate of liability equal to the amount set forth in the Basic Lease Information, insuring against any and all liability for property damage and for injuries to or death of persons occurring in, on or about the Premises or arising out of the maintenance, use or occupancy of the Premises.

		(ii)	Tenant's Property.  Insurance covering any and all
fixtures, equipment, furnishings and personal property of Tenant from time to time in, on or about the Premises, providing protection against all perils included within a standard fire and extended coverage "all risk form" insurance policy, together with insurance against sprinkler damage, vandalism, and malicious mischief. Such insurance shall be in an amount not less than the full replacement cost of the property insured without deduction for depreciation.

		(iii)	Building.  Insurance covering the replacement cost of the
Building including a standard "all risk of physical loss" insurance policy insuring the Building against loss or damage by any peril, including without limitation riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance in an amount (i) equal to at least one hundred percent (100%) of the then "full replacement cost" of the Building, without deduction for physical depreciation, and (ii) such that the insurer would not deem Landlord's lender to be a coinsurer under such policy. The premium for said policy shall be paid annually in advance and shall contain a "replacement cost endorsement" with a waiver of depreciation and shall have a deductible no greater than Ten Thousand Dollars ($10,000). In addition, said policy shall also include the following coverage:

			(A)	Rental Loss Insurance.  Rental loss insurance in an
amount equal to at least one hundred percent (100%) of the aggregate annual amount of all rents and additional rents payable by all of the tenants under the leases in the Building (whether or not such leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period of at least one (1) year after the date of the fire or casualty in question.  The amount of such rental loss insurance shall be increased from time to time during the term of this Lease as and when new leases and renewal leases are entered into, to reflect all increased rent and increased additional rent payable by all of the tenants under such renewal leases and all rent and additional rent payable by all of the tenants under such new leases;

			(B)	Boiler Insurance.  Insurance against loss or damage
from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Building; and

			(C)	Building Ordinance Insurance.  Building ordinance or
enforcement of law insurance coverage.

		(iv)	Worker's Compensation.  Worker's compensation insurance in
such form and amounts as required by local, state or Federal laws, rules and regulations, and employer's liability insurance with a limit of one million dollars ($1,000,000).

All policies of insurance provided for in this Section 16 shall be issued by insurance companies with a general policyholders' rating of not less than A and a financial rating of XIII as rated in the most current available "Best's Insurance Reports," and qualified to do business in the Commonwealth of Massachusetts; and, except for workers' compensation and employers' liability, all such policies shall include Landlord and Landlord's lender as additional insureds. All such policies of insurance shall be procured for periods of not less than one (1) year. Executed copies or certificates of all such policies of insurance shall be delivered to Landlord within ten (10) days before delivery of possession of the Premises to Tenant, and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All commercial general liability insurance policies shall contain a provision that Landlord, although included as an additional insured, shall nevertheless be entitled to recovery under such policies for any loss occasioned to Landlord, its agents and employees by reason of the negligence or willful act of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing such policy shall give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option in addition to Landlord's other remedies to procure such insurance for the account of Tenant immediately and without notice to Tenant, and the cost of such insurance shall be paid to Landlord an Additional Charge. The limits of the insurance required under this Lease shall not limit the liability of Tenant. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of, any coverage which Landlord may carry.
	17.  SERVICES AND UTILITIES.

		(a)	Tenant shall make all arrangements for and pay before
delinquent all charges for all utilities and services furnished to or used by it in connection with the Premises, including, without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of Rent by reason or on account of (i) the installation, use of or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) the failure to furnish or delay in furnishing any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, or by the making of any repairs or improvements to the Premises or to the Building or any portion of either, or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other utility serving the Premises or the Building by any utility or governmental agency.

		(b)	The cost of any such meters and of their installation,
maintenance and repair shall be paid for by Tenant, and Tenant agrees to pay to Landlord as Additional Charges promptly upon demand all charges for such water and electric current consumed as shown by such meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in providing and keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current shall be established by an estimate made by a utility company or an engineer selected by Landlord and shall be paid to Landlord as Additional Charges.
	18.  TAXES ON TENANT'S PERSONAL PROPERTY.
 Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the Term upon Tenant's equipment, furniture, fixtures, and other personal property located in, on or about the Premises or Building. In the event any or all of Tenant's equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord as Additional Charges the taxes so levied with respect to such personal property within ten (10) days after delivery to Tenant by Landlord of a statement setting forth the amount of such taxes applicable to Tenant's property.
	19.  RULES AND REGULATIONS.
Tenant shall faithfully observe and comply with the rules and regulations with respect to the Building and Common Areas that are attached as Exhibit C. Landlord reserves the right from time to time to make reasonable additions and modifications to such rules and regulations. Any such additions and modifications shall be binding upon Tenant upon delivery of a copy of them to Tenant.
	20.  HOLDING OVER.
Any holding over by Tenant after the Expiration Date with the prior consent of Landlord shall be construed to be a tenancy from month to month on all of the terms, covenants, and conditions herein specified but at a monthly Base Rent equal to twice the monthly Base Rent in effect immediately prior to the Expiration Date, provided that Tenant shall not be liable for consequential damages in connection with holding over pursuant to the provisions of this
Section 20. Acceptance by Landlord of Rent after the Expiration Date without Landlord's prior consent shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the Term. The provisions of this Section 20 are in addition to, and do not affect, Landlord's right of re-entry or other rights under this Lease or provided by law.
	21.  ENTRY BY LANDLORD.
  Landlord, its agents, and employees shall have access to and the right to enter upon the Premises at any reasonable time upon reasonable advance notice to Tenant, to examine the condition of the Premises, to make any repairs or alterations required to be made by Landlord under this Lease, to show the Premises to prospective purchasers, lenders, or tenants, and for any other purpose deemed reasonable by Landlord, without liability for trespass. In any circumstances where Landlord is permitted to enter upon the Premises during the Term, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or a breach by Landlord of any of its obligations under this Lease or render Landlord liable for damages for loss of business or otherwise entitle Tenant to be relieved from any of its obligations under this Lease or grant Tenant any right of setoff or recoupment remedy.
	22.  DAMAGE AND DESTRUCTION.
  If the Premises or the Building is damaged by fire or other casualty, Landlord shall promptly repair such damage to the extent of the insurance proceeds (after deduction of Landlord's costs of adjustment and collection) available for restoration of the Premises or the Building, as the case may be, subject to the provisions of this Section 22, if, in Landlord's judgment, such repairs can be made within one hundred twenty (120) days. During the making of such repairs by Landlord, this Lease shall remain in full force and effect, except that if the damage is not the result of any act, neglect, default or omission of Tenant, its agents, employees or invitees, Tenant shall be entitled to a reduction of Rent while such repair is being made in the proportion that the Premises Rentable Area rendered untenantable by such
damage bears to the total Premises Rentable Area.   In the event (i) the
uninsured portion of any damage to or destruction of the Building equals or exceeds ten percent (10%) of the replacement cost of the Building; or (ii) the Term will expire within one (1) year from the date of any material damage to or destruction of the Premises; or (iii) the damage cannot, in Landlord's reasonable opinion, be repaired within one hundred twenty (120) days, Landlord shall have the option either (a) to repair such damage, this Lease continuing in full force and effect but with the Rent proportionately reduced upon the conditions and as provided above, or (b) at any time within thirty (30) days after the occurrence of such damage, to give notice to Tenant terminating this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If Landlord elects to terminate this Lease by giving such notice of termination to Tenant, this Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the Rent, proportionately reduced as provided above, shall be paid up to the date of such termination, with Landlord refunding to Tenant any Rent previously paid for any period of time subsequent to such date. If Landlord elects or is required to repair the Premises or the Building under this
Section 22, Landlord shall repair at its cost any injury or damage to the Building and the leasehold improvements in the Premises, and Tenant shall be responsible for and shall repair at its sole cost all fixtures, equipment, furniture or any other property of Tenant in the Premises. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's fixtures, personal property or equipment, for loss of use of all or any part of the Premises, for any damage to Tenant's business or profits, or for any disturbance to Tenant caused by any casualty or the restoration of the Premises following such casualty.
	23.  DEFAULT.
The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant (collectively, an "Event of Default"):

		(a)	The failure of Tenant to pay any installment of Rent on or
before the date such installment is due and such delinquency or failure to pay shall continue for ten (10) days after written notice from Landlord.

		(b)	The failure by Tenant to observe or perform any of the
provisions of this Lease to be observed or performed by Tenant, other than as described in Section 23(a), where such failure shall continue for a period of fifteen (15) days after notice of such failure by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

		(c)	The making by Tenant of any general assignment or general
arrangement for the benefit of creditors; or the filing of any action by or against Tenant under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief statute, whether now or hereafter existing, (unless in the case of such action taken against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in ten (10) days; or the admission by Tenant in writing of the inability to pay its debts as they become due.

		(d)	If this Lease or all or any part of the estate or interest
of Tenant under this Lease or created by this Lease shall be assigned, subleased, mortgaged, encumbered or otherwise disposed of without compliance with the provisions of this Lease.
	24.  REMEDIES IN DEFAULT.

		(a)	Upon the occurrence of an Event of Default, Landlord shall
have the option to take any one or more of the following actions without notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease.

			(i)	Terminate this Lease, at which time Tenant shall
immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may expel or remove Tenant and its property and retake possession of the Premises without liability for any prosecution or any claim for damages by reason of such re-entry. Tenant further agrees to indemnify Landlord for all loss and damage suffered by Landlord by reason of such termination, including loss of Rent for the remainder of the Term.

			(ii)	Enter upon and take possession of the Premises as
Tenant's agent without terminating this Lease and without liability to prosecution of any claim for damages by reason of such re-entry, and relet the Premises as Tenant's agent and receive rent for such reletting. Tenant agrees to pay to Landlord on demand for any costs incurred by Landlord through such reletting, including costs of renovating or repairing the Premises for a new tenant and for any deficiency that may arise between the amount of rent due for the remainder of the Term and that received by Landlord from reletting the Premises.

			(iii)	Landlord may do whatever Tenant is obligated to do
under the terms of this Lease and in order to accomplish this purpose
Landlord may enter the Premises without liability to prosecution or any claim for damages arising from Landlord's entering the Premises to satisfy Tenant's obligations under this Lease. Tenant shall reimburse Landlord for any expenses Landlord may incur in effecting compliance with this Lease on Tenant's behalf. Tenant further agrees that Landlord shall not be liable for any damages which may result to Tenant from such action by Landlord, whether caused by Landlord's negligence or otherwise.

		(b)	In the event of any termination of this Lease, Tenant shall
pay the Base Rent, Additional Charges, Taxes, Expenses and all other amounts payable under this Lease up to the time of such termination, and thereafter
Tenant, until the end of what would have been the Term in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Base Rent, Additional Charges, Taxes, Expenses and all other amounts payable under this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, advertising and marketing costs, expenses of employees, and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent, Additional Charges, Taxes, Expenses and all
other amounts payable under this Lease which would have been payable had this
Lease not been terminated.

		(c)	At any time after the termination of this Lease, whether or
not Landlord shall have collected any current damages pursuant to Section
24(b), as liquidated final damages, and in lieu of all current damages payable by Tenant pursuant to Section 24(b) thereafter, at Landlord's election, Tenant shall pay to Landlord an amount which at the time of such election represents the then value of the excess, if any, of (1) the Base
Rent, Additional Charges, Taxes, Expenses and all other amounts payable under this Lease which would have been payable by Tenant (conclusively presuming the annual payments with respect to Base Rent, real estate taxes and expense escalation obligations to be the same as were payable for the preceding year)
for the period commencing with the date of Landlord's election and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated, over (2) the aggregate fair market rental value of the
Premises for the same period.
	25.  EMINENT DOMAIN.
In the event the Building, Premises, or any portion of the Building or the
Premises shall be taken or condemned in whole or in part for public purposes then the Term shall, at the option of Landlord, forthwith cease and terminate, and Landlord shall receive the entire award, including any award for the value of the leasehold estate created under this Lease.  In the event
Landlord does not terminate as herein provided, Rent shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.
	26.  ESTOPPEL CERTIFICATE.
  At any time and from time to time but on not less than ten (10) business days' prior notice by Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord, and, at Landlord's request, to any prospective purchaser, ground lessor, or mortgagee, a certificate certifying (a) that
Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons for not accepting them); (b) the Commencement and Expiration Dates; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the date and nature of each modification); (d) the dates, if any, to which Rent has been paid; (e) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (f) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same); and (g) such other matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by Landlord and by any prospective purchaser, ground lessor, or mortgagee considering the purchase of or a loan on all or any part of the Building or interest in the Building.  Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, expenses, liabilities and fees, including, without limitation, reasonable attorneys' fees and any consequential damages or lost profits, arising from or in any way related to or connected with Tenant's failure to deliver any such certificate within the time specified in this Section 26.
	27.  AUTHORITY OF PARTIES.
If Tenant is a corporation or partnership, each individual executing this
Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in Massachusetts, that Tenant has full right and authority to enter into this Lease, and that this Lease is binding upon such corporation or partnership in accordance with its terms.  Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.
	28.  BROKERS.
Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease excepting only the brokers specified in the Basic Lease Information, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including reasonable attorneys'
fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than as specified in the Basic Lease Information.
	29.  GENERAL PROVISIONS.

		(a)	Waiver.  The waiver by Landlord or Tenant of the other
party's failure to perform or observe any provision of this Lease shall not be deemed to be a continuing waiver of such provision or a waiver of any subsequent failure of Landlord or Tenant to perform or observe the same or any other such provision, and no custom or practice which may develop between the parties during the Term shall be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon performance and observance by the other party in strict accordance with the terms of this Lease.

		(b)	Notices.  Any bills, statements, notices, demands, requests
or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by a recognized overnight courier service or delivered personally, (a) to Tenant (i) at
Tenant's address set forth in the Basic Lease Information, if sent prior to
Tenant's taking possession of the Premises, or (ii) at Tenant's address at the Building, if sent subsequent to Tenant's taking possession of the
Premises, or (iii) at any place where Tenant or any agent or employee of
Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning, or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 29(b).  Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given one (1)
day after the date when it shall have been mailed as provided in this
Section 29(b) if sent by a recognized overnight courier service, or upon the date personal delivery is made or refused.  If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor,
Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by a recognized overnight courier service, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

		(c)	Examination of Lease.  Submission of this instrument to
Tenant for its execution does not constitute a reservation, offer or option for a lease, and this instrument is not and shall not be deemed to be effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

		(d)	Captions.  The captions of this Lease are for convenience
of reference only and shall have no effect upon the construction or interpretation of any provision of this Lease.

		(e)	Definitions.  The words "Landlord" and "Tenant" as used
herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and feminine. If the Tenant is more than one entity, the obligations under this Lease imposed on Tenant shall be joint and several.

		(f)	Time.  Time is of the essence of this Lease and each and
all of its provisions in which performance is a factor.

		(g)	Successors and Assigns.  The terms, covenants and
conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or lessee, including any transfer by operation of law, the Landlord named herein (or any subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

		(h)	Recordation.  Tenant may record a notice of this Lease in
the form of Exhibit F hereto. In the event that a notice of Lease is consented to by Landlord and such notice of Lease is recorded, Tenant agrees to execute a discharge or release of such notice of Lease upon the expiration or earlier termination of this Lease. Tenant further agrees that should Tenant fail to execute such discharge or release, that Tenant shall appoint Landlord its attorney-in-fact and give Landlord such power of attorney for the sole purpose of executing a discharge or release of such notice of Lease on behalf of Tenant.

		(i)	Quiet Possession.  Upon Tenant paying the Rent reserved
under this Lease and observing and performing all of the provisions of this Lease, Tenant shall have quiet possession of the Premises for the entire
Term, subject to all the provisions of this Lease.

		(j)	Prior Agreements.  This Lease contains all of the
agreements of the Landlord and Tenant with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. Tenant acknowledges that in executing and delivering this Lease, Tenant is not relying on any verbal or written understanding, promise or representation outside the scope of this Lease and not described or referred to herein.

		(k)	Attorneys' Fees.  In the event of any action or proceeding
brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including its attorneys' fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

		(l)	Subordination; Attornment.  Without the necessity of any
additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to:
(i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Land or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, Land, ground leases or underlying leases or Landlord's interest or estate in any of such liens is specified as security, provided that the lessees under such ground or underlying leases, and the mortgagees or beneficiaries named in such mortgages or deeds of trust, shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Landlord agrees to use commercially reasonable efforts to obtain and deliver to Tenant a non-disturbance agreement executed and delivered by Landlord's fee mortgagee/lender, in said fee mortgagee/lender's standard form.
Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. The provisions of this paragraph shall be self-operative and no further instrument shall be required to effect the provisions of this paragraph. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such liens.

		(m)	Names.  Tenant shall not use the name of the Building or of
the development in which the Building is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

		(n)	Separability.  Any provision of this Lease which shall
prove to be invalid, void, illegal or unenforceable shall in no way affect, impair or invalidate any other provisions of this Lease, and such other provisions and this Lease shall remain in full force and effect.

		(o)	Cumulative Remedies.  No remedy or election under this
Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

		(p)	Choice of Law.  This Lease shall be governed by and
construed in accordance with the laws of the Commonwealth of Massachusetts.

		(q)	Signs and Building Name.  Tenant shall not place any sign
upon the Premises, Building or Land without Landlord's prior consent, such consent not to be unreasonably withheld, delayed or conditioned. All signs so consented to by Landlord and placed by Tenant upon or in the Premises shall comply in all respects with size, design, lettering and material guidelines established by Landlord for the Building. Landlord reserves the right to change or alter such guidelines at such times and for such tenants as Landlord may determine in its sole and absolute discretion.

		(r)	No Merger.  The voluntary or other surrender of this Lease
by Tenant, or a mutual cancellation of this Lease, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

		(s)	Jury Trial.  Tenant and Landlord waive the right to a jury
trial in any action brought under this Lease or arising out of the landlord/tenant relationship.

		(t)	Force Majeure.  In the event Landlord shall be delayed,
hindered, or prevented from the performance of any act required under this Lease by reason of act of God; act of common enemy; fire, storm, flood, explosion or other casualty; strike, lockouts, labor disputes, labor troubles; inability to procure materials; failure of power; restrictive governmental laws or regulations; riots; insurrection; war; settlement of losses with insurance carriers; injunction; order of any court or governmental authority; or other cause not within the reasonable control of Landlord, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

		(u)	Financial Statements.  Upon Landlord's written request from
time to time (but not more frequently than once per year), Tenant shall promptly furnish Landlord with certified financial statements reflecting
Tenant's then-current financial condition, in such form and detail as
Landlord may reasonably request; provided, however, that if the stock of
Tenant is traded on a national exchange, Tenant may furnish a copy of the annual report filed with the Securities and Exchange Commission instead of financial statements.

		(v)	Compliance with Americans with Disabilities Act.
Notwithstanding any provision of this Lease to the contrary, Tenant is and shall be solely responsible for assuring that the Premises at all times comply in full with the Americans with Disabilities Act, 42 USC Section 12181 et seq. (the "Act") as now or hereafter amended, and all regulations now or hereafter promulgated pursuant to the Act (the "Regulations"), including but not limited to any remodeling or alterations done to the Premises. Tenant is and shall be solely responsible for all costs and expenses associated with complying with the Act and the Regulations, whether such expenditures are capital or otherwise. Tenant acknowledges that Landlord makes no representations or warranties regarding the Premises' compliance with the Act or Regulations. Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from any and all claims, demands, causes of action, suits, lawsuits, costs and expenses (including, but not limited to, reasonable attorneys' fees and litigation costs), damages, penalties and fines asserted against, or suffered or incurred by, Landlord in any way relating to or arriving from, in whole or in part, an actual or asserted claim that Premises or any portion of the Premises, is in violation of the Act or the Regulations.

		(w)	Limitation on Landlord Liability.  Neither the
shareholders, investors, officers, directors, trustees, employees, individuals, or partners comprising Landlord, nor the shareholders, investors, directors, trustees, officers, or partners of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations under this Lease and shall not seek any damages against any of the Parties. Tenant shall not look to the property or assets of Landlord, excepting only the Building, or of any of the Parties, in seeking to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

		(x)	Exhibits.  The Exhibits listed in the Table of Contents to
this Lease are incorporated herein by reference and shall be read and construed as if they formed a part hereof.



[Balance of Page Intentionally Left Blank


	IN WITNESS WHEREOF, each of Landlord and Tenant has caused this Lease to be duly executed and delivered as an instrument under seal as of the date first written above.

LANDLORD:


TELECOM REALTY, LLC, a Massachusetts
limited liability company


By:  TELECOM MANAGEMENT CORP., a
	Massachusetts corporation, its
manager


By:
	Thomas Fabbricatore
	Executive Vice-President and
	Secretary-Treasurer



TENANT:


CTC COMMUNICATIONS CORP., a Massachusetts corporation


By:
	Name:
	Title:

EXHIBIT A

PREMISES

[Plans(s) to be attached by Landlord

EXHIBIT A-1

PLAN OF COMMON AREAS

[Plans(s) to be attached by Landlord]

EXHIBIT B

TENANT IMPROVEMENT WORKLETTER

	This Exhibit B and the provisions of the Lease set forth the terms and provisions which shall govern the performance of Tenant's Work (as hereinafter defined).

	1.	Definitions

		As used in this Exhibit B, all capitalized terms shall have the same meanings as defined in the Lease unless otherwise defined herein. In addition, the following terms shall have the following respective meanings:

		A.	"Tenant's Work" shall mean the work to be performed by
Tenant in preparing the Premises for Tenant's occupancy, as more particularly described in Section 4(b) of the Lease;

		B.	"Plans" shall mean complete plans, working drawings,
specifications and information necessary for the performance of Tenant's
Work; and

		C.	"Tenant's Work Rules" shall have the meaning provided in
Section 2 hereof.


	2.	Conditions to Performance of Tenant's Work

	All Tenant's Work shall be performed subject to, and in accordance with the requirements of Exhibit B-1 attached hereto entitled "Tenant Construction Work at 115-125 Second Avenue, Waltham, MA" (referred to herein as "Tenant's Work Rules"). Landlord agrees that:

		A.	Wherever the consent or approval of Landlord or Landlord's
Construction Representative is required under the Tenant's Work Rules or hereunder, such consent or approval shall not be unreasonably withheld, delayed or conditioned. Landlord and Landlord's Construction Representative shall respond to any request for consent or approval under the Tenant's Work
Rules or hereunder as promptly as possible based upon the nature of such request and, where specific time periods for consent or approval are set forth in the Tenant's Work Rules or hereunder, within such time periods.

		B.	All Tenant's Work shall be performed in compliance with:
(i) all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, and governing insurance rating bureaus;
and (iii) the approved (i.e. by Landlord) Plans for Tenant's Work.  All
Tenant's Work shall be performed in a first-class good and workmanlike manner.

	3.	Preparation of Tenant's Plans; Plan Requirements; Approval by
Landlord

		(a)	Tenant shall submit to Landlord, for Landlord's approval,
complete Plans necessary for the performance of Tenant's Work.

		(b)	The Plans shall be fully detailed and coordinated, shall
show complete dimensions, shall have designated thereon all points of location and other matters required to perform Tenant's Work and shall consist of the final plans and specifications (including air-conditioning, ventilating, electrical, and plumbing design drawings and specifications, if any) prepared by Tenant's licensed interior architect or designer and engineer approved by Landlord to describe the manner in which Tenant intends to finish the Premises. Each submission shall consist of three (3) sets of the relevant Plans. Notwithstanding the foregoing, Tenant may submit to Landlord for approval two separate submission of Plans at different times, one submission consisting of the architectural and structural Plans and the other submission consisting of the mechanical, electrical, plumbing and sprinkler Plans. Submissions shall identify changes from prior submissions. After approval by Landlord of any Plans, any changes thereto from time to time made by Tenant shall be approved by Landlord in accordance with subsection (c) below. All Plans shall comply with and conform to all legal requirements relating to the Building.

		(c)	Landlord's review and approval of Tenant's Plans shall be
as to layout only and shall not be deemed to be an approval of the legality of the Plans, the cost of Tenant's Work, or whether the Plans will satisfy Tenant's needs. Subject to the preceding sentence, after approval by Landlord, the Plans shall not be changed or modified in any respect by Tenant in any way which affects the HVAC (on a Building-wide basis), plumbing, electrical or other systems of the Building, or the structure of the Building, without the further approval in writing by Landlord in accordance with this subsection (c) below. Landlord will not unreasonably withhold its approval of any Plans or any change or modification thereof. Landlord shall specify in reasonable detail any objections to any of such Plans or changes thereto, as the case may be. Provided that any such request shall specify that failure to disapprove the same within ten (10) Business Days shall be deemed approval thereof, failure to timely disapprove any such Plans or changes thereto shall, for all purposes of the Lease and this Exhibit B, be deemed to be approval thereof, in writing, by Landlord. No Tenant's Work shall be commenced prior to the approval (or deemed approval) by Landlord of Plans therefor. Tenant shall have the right, subject to the terms and provisions of the Lease and this Exhibit B, to perform Tenant's Work shown on any Plans, or any changes thereto, approved by Landlord.


4.		Performance of Tenant's Work; Tenant's Cost

		(a)	Tenant shall complete Tenant's Work in accordance with the
approved Plans no later than one (1) year after the Commencement Date of the Lease. Tenant's Work shall be completed at Tenant's sole cost and expense.

		(b)	Tenant shall perform all of Tenant's Work by contracting
separately with a contractor approved by Landlord.

		(c)	Upon completion of Tenant's Work, Tenant shall deliver to
Landlord three (3) complete sets of Tenant's Plans, as changed, and shop drawings.

5.	Landlord Cooperation with Tenant's Filings for Governmental
Approvals

		Landlord shall cooperate with Tenant, in such manner as Tenant may reasonably request, in connection with any filings which Tenant is required to make with appropriate governmental authorities in connection with the performance of Tenant's Work. Such cooperation shall include, without limitation, the prompt execution of all documents, instruments, and certificates as are reasonably required by such governmental authorities in connection with the performance of Tenant's Work.

	6.	Loading Docks

		A.	Subject to causes beyond Landlord's reasonable control,
access to the Building will be made available to Tenant and Tenant's contractor seven (7) days per week, twenty-four (24) hours per day.

		B.	All deliveries (whether incoming or outgoing) may be
subject to reasonable inspection.

	7.	Trash Disposal; Garbage

		A.	All construction and related debris, trash and garbage
shall be disposed of only in Tenant's dumpsters, at Tenant's sole expense. Tenant shall be responsible for pest and vermin control arising out of or caused by the performance of Tenant's Work and/or the disposal of such debris, trash and garbage.

		B.	Portable trash containers shall be stored by Tenant's
contractors in the portions of the Premises where Tenant is performing Tenant's Work.

	8.	Access

		A.	All Tenant's construction employees, service vendors,
vendor service contractors, technicians, delivery personnel, messenger and construction related personnel shall use the loading docks as the only means of ingress to and egress from the Building (unless otherwise mutually agreed to by Landlord and Tenant) and shall provide reasonable identification.

		B.	Keys required for access to the Premises shall be provided
to Tenant and Tenant's contractors.

	9.	Site Office

		A.	Tenant or Tenant's contractor shall construct an
appropriate site office for personnel and materials within the Premises.

		B.	Subject to reasonable security requirements imposed by
Landlord and causes beyond Landlord's reasonable control, access to the portions of the Premises in which Tenant's Work may be performed hereunder and the site office will be made available to Tenant and Tenant's contractors seven (7) days per week, twenty-four (24) hours per day.

	10.	Coordination of Landlord's Work and Tenant's Work

		The parties acknowledge that both Tenant and Landlord may be performing work in the same areas. Therefore, the parties hereby agree to use all reasonable efforts to coordinate the scheduling and performance of such work so that each may prosecute such work in an efficient and timely manner.

	11.	Insurance

		A.	Prior to the commencement of Tenant's Work, Tenant shall
deliver to Landlord a true copy of all insurance policies or certificates of insurance issued in conformity with Section 11B below, for the insurance coverages described below, which shall name (1) Tenant and (except with respect to the workers' compensation and disability insurance, described in clause (ii) below) Landlord as insured parties; and (2) Landlord's
Construction Representative and each ground lessor and mortgagee named in writing to Tenant as additional insureds:

			(i)	commercial general liability insurance, such
insurance to be on an occurrence basis and to insure against liability for bodily injury and death and for property damage occurring in, on or about the Premises with respect to Tenant's Work, and the performance thereof, in an amount not less than $5,000,000 in the event of personal injury to any number of persons or damage to property arising out of any one occurrence, such insurance to include premises operations liability, independent contractor's coverage, products/completed operations for at least a period of two (2) years beyond completion, broad-form comprehensive general liability endorsement, cross-liability and, if any operations to which the "XCU Exclusion" would be applicable, an endorsement that such operations are covered and the "XCU Exclusions" have been deleted;

			(ii)	workers' compensation and statutory disability
providing statutory State benefits for all persons employed in connection with Tenant's Work at or in connection with the Premises; and statutory employer's liability; and

			(iii)	"all-risk" builder's risk insurance with respect to
Tenant's Work and materials stored on the Premises or in the Building, written on a completed value, replacement cost basis.  Such insurance shall be in an amount not less than ninety percent (90%) of the actual replacement cost of Tenant's Work and such materials, which replacement value shall be determined from time to time, and approved by the insurers, it being agreed that no omission on the part of a party to request any such determination shall relieve Tenant of its obligation to have such replacement value determined as aforesaid.  Such insurance shall contain the waiver of subrogation or right for Tenant to waive its claims against Landlord and an endorsement stating that "permission is granted to complete and occupy".

Said insurance policies shall be kept in full force and effect until the Tenant's Work has been fully completed and the Tenant's Work Completion Criteria have been satisfied in accordance with Section 4(e).

		B.	All insurance required pursuant to this Section 11 shall be
effected with insurers in a financial size category of not less than IX and with a general policy holders ratings of not less than A-, as rated in the most current available "Bests" insurance reports, or the then equivalent thereof, authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies.  Such insurance shall provide that such policy shall not be cancelled (including for non-payment of premium), allowed to lapse or modified to reduce coverage without at least thirty (30) days'
prior written notice to each insured named therein.

[Balance of Page Intentionally Left Blank]

EXHIBIT B-1

TENANT CONSTRUCTION WORK AT 115-125 SECOND AVENUE, WALTHAM, MA
RULES AND REGULATIONS

1.	DEFINITIONS

1.1	Building:	115-125 Second Avenue, Waltham, MA.

1.2	Landlord's
	Construction
	Representative:	________________________, or such other
Construction Representative as Landlord
may designate, from time to time.

1.3	Consultant:	Any architectural, engineering or design
consultant engaged by Tenant in
connection with Tenant's Work.

1.4	Contractor:	Any Contractor engaged by Tenant for the
performance of any Tenant's Work, and any Subcontractor employed by any such
Contractor.

1.5	Plans:	As defined in Section 1B of Exhibit B.
Plans must be prepared and stamped by
professionals registered in
Massachusetts.

1.6	Business Hours:	Monday - Friday, 8:00 AM to 6:00 PM,
holidays excluded.

1.7	Tenant:	Telecom Realty, LLC

1.8	Tenant's Work:	Any alterations, improvements, additions,
repairs or installations in the Building performed by or on behalf of Tenant prior to Tenant's receipt of a certificate of occupancy for the Premises.

1.9	Tradesperson:	Any employee (including, without
limitation, any mechanic, laborer, or
tradesperson) employed by a Contractor
performing Tenant's Work.


2.	GENERAL

2.1	All Tenant's Work shall be performed in accordance with these
Rules and Regulations.

2.2	The provisions of these Rules and Regulations shall be
incorporated in all agreements governing the performance of Tenant's Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

2.3	Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant's Work shall be processed through Landlord's Construction
Representative.

2.4	The quality of construction will be consistent with that of a first-class office/data center use building in the City of Waltham, MA.

3.	PLANS

3.1	Review and
	Approval: 	See Section 3 of Exhibit B.

3.2	Submission
	Requirements:	Tenant shall, at the earliest possible
time, furnish to Landlord's Construction
Representative three (3) sets of Plans
describing any Tenant's Work.

4.	PRECONSTRUCTION NOTIFICATION AND APPROVALS

	4.1	Approval to Commence Work

a.	Tenant shall submit to Landlord's Construction
Representative, for the approval of Landlord's Construction
Representative, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

b.	No Tenant's Work shall be undertaken by any Contractor or
Tradesperson unless and until all the matters set forth in Paragraph 4.2 below have been received for the Tenant's
Work in question and unless Landlord's Construction
Representative has approved the matters set forth in Paragraph 4.2 below.



	4.2	Commencement of Work

No Tenant's Work shall be performed unless, at least one week before any Tenant's Work is to begin, all of the following has been provided to Landlord's Construction Representative and approved. Landlord's Construction Representative shall respond to any request for approval by Tenant under this Section 4.2 as promptly as possible based upon the nature of such request. In the event that Tenant proposes to change any of the following, Landlord's Construction Representative shall be immediately notified of such change and such change shall be subject to the approval of Landlord's Construction Representative:

a.	Schedule for the work, indicating material deliveries, any
phasing and special working hours.

b.	List of all Contractors and Subcontractors, including
addresses, telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

c.	Names and telephone numbers of the supervisors of the work.

d.	Copies of all necessary governmental permits, licenses and
approvals.

e.	Proof of current insurance, to the limits set out in
Exhibit B-1A to these Rules and Regulations, naming
Landlord as an additional insured.

f.	To the best of Tenant's knowledge, notice of the
involvement of any Contractor in any ongoing or threatening labor dispute which affects or may affect the Building.

g.	Evidence that Tenant has made provision for either written
waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

h.	Tenant's safety program which shall be consistent with the
requirements of local ordinances and officials.

4.3	Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof known to Tenant or its Contractors pertaining to the Building or Tenant's property and recordable under OSHA or the rules and regulations promulgated thereunder, as the same may be amended from time to time, shall be reported to Landlord's Construction Representative on the day when such event becomes known to Tenant or its Contractors. A written report must follow as soon as reasonably practicable and in any event within 72 hours.

5.	CONSTRUCTION SCHEDULE

5.1	Coordination

	Tenant and its Contractors, during the performance of Tenant's Work, shall use commercially reasonable efforts to minimize discomfort, inconvenience and annoyance to any other tenants and occupants of the Building and the public at large.

5.2	Time Restrictions

a.	Subject to Paragraph 5.1 of these Rules and Regulations,
general construction work will generally be permitted at all times, including during Business Hours.

b.	If coordination, labor disputes or other circumstances
reasonably require, Landlord's Construction Representative may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

6.	CONTRACTOR PERSONNEL

	6.1	Work in Harmony

a.	All Contractors shall be responsible for employing skilled
and competent personnel and suppliers who shall abide by the Rules and Regulations herein set forth as amended from time to time by Landlord.

b.	Tenant shall not at any time, either directly or
indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building. Landlord shall not, directly or indirectly employ, permit the employment or continue the employment of any contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any Contractors engaged by Tenant.
The foregoing agreement by Landlord shall not apply to contractors engaged by Landlord to provide or perform services in or to the Building.

c.	Should a work stoppage or other action occur anywhere in or
about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by Tenant, or should such Contractor be deemed by Landlord to have violated any applicable Rules or Regulations, and if the same shall be continuing for 24 or more hours after Landlord has given Tenant written notice thereof, Landlord may, without incurring any liability to Tenant or said Contractor, require any such Contractor to vacate the Premises and the Building, and to cease all further construction work therein.

6.2	Conduct

a.	While in or about the Building, all Tradespersons shall
perform in a dignified, quiet, courteous, and professional manner at all times. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradesperson's proper behavior and conduct.

b.	The Landlord's Construction Representative reserves the
right, upon twenty-four (24) hours' written notice to Tenant, to require the removal of any person who, or any Contractor which, is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building or is materially adversely interfering with the work of others, unless such person or Contractor is performing Tenant's Work in accordance with a construction schedule previously approved by Landlord.

6.3	Access

a.	No Contractor or Tradesperson will be permitted to enter
any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the Premises for which he has been employed, without the prior approval of Landlord's Construction
Representative.

b.	Tenant shall require its Contractors to obtain permission
from Landlord's Construction Representative prior to undertaking work in any space outside of the Premises.


6.4	Safety

a.	All Contractors shall police ongoing construction
operations and activities at all times, keeping the Premises orderly, maintaining cleanliness in and about the Premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies and all other public areas which are used for access to the Premises.

b.	All Contractors shall appoint a supervisor who shall be
responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances rules and regulations such as, for example, "OSHA" and "Right-to-Know" legislation.

c.	Any damage caused by Tradespersons or other Contractor
employees shall be the responsibility of Tenant. Costs for repairing such damage shall be charged directly to Tenant.

6.5	Parking

a.	Parking is not allowed in or near any truck docks, in any
handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of Tenant.


7.	BUILDING MATERIALS

7.1	Delivery

All deliveries of construction materials shall be made at the predetermined times coordinated with Landlord's Construction Representative and shall be effected safely and expeditiously only at the location determined by Landlord's Construction Representative.

7.2	Storage and Placement

a.	All construction materials shall be stored only in the
premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

b.	No flammable, toxic or otherwise hazardous materials may be
brought in or about the Building unless (i) prior notice is given to Landlord's Construction Representative, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. Notwithstanding the foregoing, normal construction materials which might otherwise be considered flammable, toxic, or hazardous may be brought into the Building, provided that the quantities of such materials are limited to the amount necessary to perform Tenant's
Work, and further provided that such materials are handled by Tenant strictly in accordance with Tenant's approved safety program. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

c.	All materials required for the construction of the Premises
must conform with the Plans approved by Landlord, and must be installed in the locations shown on the drawings approved by Landlord.

d.	All work shall be subject to reasonable supervision and
inspection by Landlord's Construction Representative.

e.	No material changes to approved Plans will be made without
prior knowledge and approval of Landlord's Construction
Representative.

f.	All protective devices (e.g., temporary enclosures and
partitions) and materials which protect public areas or areas occupied by other tenants, as well as their placement, must be approved by Landlord's Construction
Representative.

g.	It is the responsibility of Contractors to ensure that the
temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

h.	All new openings made through the floor slab for piping,
cabling, etc. must be "fire stopped" in a manner consistent with all applicable codes and ordinances. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

7.3	Salvages, Waste Removal and Cleaning

a.	All rubbish, waste and debris shall be neatly and cleanly
removed from the Building by Contractors daily unless otherwise approved by Landlord's Construction
Representative. The Building's trash compactor shall not be used for construction or other debris.

b.	Toxic or flammable waste is to be properly removed daily
and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

c.	Tenant's Contractor shall be responsible for maintaining
the loading area and related corridors in broom clean condition when such areas are being used by Tenant's
Contractor. If such broom clean condition is not maintained, and such failure continues for 24 hours or more after written notice thereof to Tenant, Landlord may do so at Tenant's cost and expense.

8.	CABLING AND WELDING

All cabling, welding and heat cutting shall be performed in accordance with Exhibit B-1B attached hereto.

9.	PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant's Work so that the Premises and the Building shall be free of liens for labor or materials. If any mechanic's lien is filed against the Building or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Tenant has first notice of such mechanic's lien.

10.	CONTRACTORS INSURANCE

Prior to commencing any Tenant's Work, and throughout the performance of the Tenant's Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit B-1A attached hereto. Each Contractor shall, prior to making entry into the Building, provide Landlord with certificates that such insurance is in full force and effect.

11.	SUBMISSION UPON COMPLETION

a.	Upon completion of any Tenant's Work and prior to taking
occupancy, Tenant shall submit to Landlord (i) a permanent
Certificate of Occupancy allowing Tenant to use the Premises for the Permitted Use, and (ii) final approval of Tenant's Work from any other governmental agencies having jurisdiction.

b.	Except to the extent there shall be a bona fide dispute
between the parties in question, upon completion of Tenant's Work Tenant shall submit to Landlord a general release for Tenant's Contractor including waivers of lien from all contractors and suppliers of material in formats approved by the Landlord.


[Balance of Page Intentionally Left Blank]

EXHIBIT B-1A

INSURANCE REQUIREMENTS FOR CONTRACTORS

	Prior to the commencement of Tenant's Work, Tenant shall include in the contract(s) which Tenant or its agents sign for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to commencement of construction. Landlord's Construction Representative and Landlord shall be named as additional insured parties on all certificates.

	Each Contractor and each Subcontractor shall, until the completion of the Tenant's Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

Workers' Compensation
(including coverage for Occupational Disease)

Limit of Liability
Workers' Compensation			Statutory Benefits
Employer's Liability				$500,000

Commercial General Liability


Limit of Liability
Bodily Injury and Property Damage	$2,000,000 annual general
						aggregate per location

Comprehensive Automobile Liability
(including coverage for hired and non-owned Automobiles)

Limit of Liability
Bodily Injury and Property Damage 	$1,000,000 per occurrence

	Without limiting the foregoing, Tenant's General Contractor shall also procure and maintain at its expense an umbrella liability insurance policy with a minimum limit of liability of $5,000,000 annual general aggregate.
Such umbrella policy shall name Landlord and Landlord's Construction Representative as additional insured parties and shall be evidenced by an insurance certificate delivered to Landlord prior to commencement of construction.

EXHIBIT B-1B

CABLING, WELDING AND HEAT CUTTING RULES

1.	Installation of Cables

1.1	Computer and Telephone Cables

1.1.1	Layout

				A layout of cables must be submitted to Landlord's
Construction Representative for approval prior to installation.

1.1.2	Installation

a.	Cables installed above the ceiling must be teflon
coated or encased in metal conduit.

b.	Cables must be tagged and/or color coded.

c.	Cables must be properly affixed to the framing above
any duct work so that they are self-supporting and are not to be fastened to light fixtures.

d.	Cables must not sag and will be installed in the
shortest possible runs.

e.	Connections (connectors, splices, etc.) must be
securely installed so that they will not pull apart if cable is accidentally touched or pulled.

1.2	Electrical Floor Outlet Cables

1.2.1	Layout

			A layout of cables must be submitted to Landlord's Construction Representative for approval prior to installation.

1.2.2	Installation

a.	Cables must be tagged and/or color coded.

b.	Runs will be as short and as free of slack as
possible.

c.	Cables are to be installed in Tenant's own ceiling.

d.	Cables must be properly secured so that they are
self-supporting.

e.	All connections (connectors, splices, etc.) must be
located in Tenant's own space to avoid damage from below.

f.	Cables must be secured with clamps where they pass
through the floor to prevent connections from separating.

g.	Where feasible, cables shall be installed above duct
work and other materials in the ceiling.

2.	Welding and Heat Cutting Work

2.1	Welding and heat cutting activities as well as soldering and brazing shall constitute "Special Work". To the extent that Special Work shall not be identified on a construction schedule previously approved by Landlord, Tenant shall provide Landlord's Construction Representative with at least seventy-two (72) hours notice before proceeding and such Special Work shall be performed during periods outside of regular Business Hours. Landlord shall use reasonable efforts to schedule the performance by Tenant of such Special Work on shorter notice.

2.1.1	PERMITTING

The Contractor must obtain a permit from Landlord's Construction
Representative before commencing Special Work. See sample permit attached hereto.

2.2	PRECAUTIONS

Because welding and other hot work is a fire hazard, the Contractor must observe the following precautions and procedures:

a)	Sprinklers shall be in service while work is underway.

b)	Smoke detectors in the work area should be de-activated by
Landlord's Construction Representative for the duration of the work. Landlord's Construction Representative will re-activate smoke detectors when the work is complete.

c)	Combustible materials shall be located at least 35 feet
from hot work operations and shall be covered with non-combustible materials.

d)	All flammable liquids and other hazards must be removed.

e)	All floor and wall openings must be covered with non-
combustible material.

f)	Containers, tanks, ducts, etc. must be cleaned and purged
of flammable vapors, liquids, dusts, etc.

g)	A minimum of one multi-purpose 4A - 2OBC rated portable
fire extinguisher must be provided within 10 ft. of the work area. The extinguisher shall be fully charged and have been properly serviced within the last year. It is the responsibility of the Contractor to provide fire extinguishers. Building extinguishers shall not be used.

h)	A fire watch shall be maintained on the floor levels where
the work was conducted for at least one half hour after welding or burning has ceased. If there is a chance that slag could enter into a utility or elevator shaft, then the fire watch should cover the base of the shaft as well as the intermediate floors.


[Balance of Page Intentionally Left Blank]

WELDING AND BURNING PERMIT

(Work is not permitted unless this card is filled in and posted in work area.)

DATE (of work) 									, 20__
BUILDING
TENANT 							 FLOOR
CONTRACTOR
WORK TO BE DONE
SPECIAL PRECAUTIONS
FIRE WATCH REQUIRED ON LEVELS: ____, ____, ____, ____, ____, ___, ___
Permission is granted for this work provided that the necessary precautions are taken (see back of permit)
PERMIT EXPIRES
SIGNED
					PROPERTY MANAGER
TIME STARTED 					 COMPLETED
LOCATION OF NEAREST FIRE PULL STATION
EMERGENCY PHONE NUMBERS:		FIRE DEPARTMENT
PROPERTY MANAGER






FINAL CHECK-UP
Work area and all adjacent areas where sparks might have spread were inspected for at least 30 minutes after the work was completed and no fire conditions were noted.
CONTRACTOR
PROPERTY MANAGER

EXHIBIT C

RULES AND REGULATIONS
1.	The sidewalks, halls, passages, exits and entrances of the
Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to the Premises of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein confined shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.
2.	The Premises shall not be used for lodging or sleeping, and no cooking shall be done or permitted by Tenant on the Premises, except that the use of any microwave oven and the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted.
3.	Except as provided in Section 8 of the Lease, Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.
4.	In case of invasion, mob, riot, public excitement or other
circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Building.
5.	Tenant shall see that the doors of the Premises are closed and securely locked at such time as Tenant's employees leave the Premises.
6.	The toilet rooms, toilets, urinals, wash bowls and other
similar apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant.
7.	Tenant shall not install any radio or television antenna,
loudspeaker or other device on the roof or exterior walls of the Building.
8.	No material shall be placed in the Building trash boxes or
receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the municipality in which the Building is located without being in violation of any law or ordinance governing such disposal.
9.	Canvassing, soliciting, peddling or distribution of handbills or any other written maternal in the Building is prohibited, and Tenant shall cooperate to prevent same.
10.	Tenant shall not permit the use or the operation of any
coin-operated machines on the Premises' including, without limitation, vending machines, video games, pinball machines, or pay telephones, without the prior written consent of Landlord.
11.	Landlord may direct the use of all pest extermination and
scavenger contractors at such intervals as Landlord may require.
12.	Landlord reserves the right to select the name of the Building and the buildings therein and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Building and the buildings therein by any name other than: (i) the names as selected by Landlord (as same may be changed from time to time), or
(ii) the post office address, approved by the United States Postal Service. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.
13.	Except with the prior written consent of Landlord, such consent not to be unreasonably withheld delayed or conditioned, Tenant shall not place any sign on the Building or in any window therein.
14.	Landlord may waive any one or more of these Rules and
Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
15.	Whenever the word "Tenant" occurs in these Rules and
Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, employees and visitors.
16.	These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter, limit or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Building.
17.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

[Balance of Page Intentionally Left Blank]

EXHIBIT D

PREVAILING MARKET RATE
DETERMINATION PROCEDURE
If Landlord exercises its option to adjust the Base Rent pursuant to paragraph "c" in the definition of "Base Rent" set forth in the Basic Lease Information, the "Prevailing Market Rate" shall be determined as set forth below.
As used herein, the term "Prevailing Market Rate" for the Premises shall mean the rental and all other monetary payments and escalations, including, without limitation, consumer price indexing, that Landlord could obtain from an arm's length third party desiring to lease the Premises as of the date at which Base Rent is to be adjusted (the "Base Rent Adjustment Date") taking into account the age of the Building, the size of the Premises, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental then being obtained for new leases of space comparable to the Premises in the locality of the Building, and all other factors that would be relevant to a third party desiring to lease the Premises as of the Base Rent Adjustment Date in determining the rental such party would be willing to pay therefor; provided, however, that no allowance for the construction of tenant improvements shall be taken into account in determining the Prevailing Market Rate. No later than one hundred twenty (120) days prior to the Base Rent Adjustment Date, Landlord shall notify Tenant of Landlord's determination of the Prevailing Market Rate to be used to calculate the Base Rent after the Base Rent Adjustment Date. If Tenant wishes to dispute Landlord's determination Tenant shall give notice to Landlord, within thirty (30) days after receipt of notice of Landlord's determination, of Tenant's intent to submit the matter to the appraisal process described below. If Tenant so elects, then within fifteen (15) days after the date of Tenant's notice of its election to submit the matter to the appraisal process, each party, at its sole cost, shall engage a real estate appraiser to act on its behalf in determining the Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date. The appraisers shall have at least five (5) years' commercial experience in the metropolitan area in which the Building is located, be designated as an MAI appraiser, and shall be persons who would qualify as expert witnesses over objection to give opinion testimony on the issue of the Prevailing Market Rate for the Premises in a court of competent jurisdiction. If a party does not appoint an appraiser within fifteen
(15) days after the other party has given written notice to the non-appointing party of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date. If the two appraisers are appointed by the parties in accordance with this Exhibit D, such appraisers shall meet promptly and attempt to set the Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this Exhibit D within ten (10) days after the last date the two appraisers are given to set the Prevailing Market Rate for the Premises. If the two appraisers are unable to agree on the third appraiser, either party may apply to the Superior Court in the county in which the Building is located, to appoint said third appraiser. Each of the parties shall bear one-half (1/2) the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, the Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date shall be fixed by the three appraisers in accordance with the following procedures. Each of the appraisers selected by the parties shall state, in writing, his or her determination of the Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date supported by the reasons therefor and shall make counterpart copies for each of the other appraisers. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third appraiser shall be to select which of the two proposed resolutions most closely approximates his or her determination of Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as that most closely approximating his determination of the Prevailing Market Rate for the Premises as of the Base Rent Adjustment Date shall constitute the decision of the appraisers and shall be final and binding upon the parties. If either by agreement of the parties or by appraisal the Prevailing Market Rate is not finally determined by the Base Rent Adjustment Date, then Tenant shall continue to pay the monthly Base Rent in effect for the annual period immediately prior to the Base Rent Adjustment Date until such time as the Prevailing Market Rate is finally determined by agreement of the parties or by an appraiser. If the monthly Prevailing Market Rate as finally determined as of the Base Rent Adjustment Date exceeds the monthly amount previously paid by Tenant for said period following the Base Rent Adjustment Date, Tenant shall forthwith pay the difference to Landlord for each of the months Tenant paid the lesser amount. Notwithstanding the provisions set forth above in this Exhibit D, in the event that said provisions result in a Prevailing Market Rate which is below the amount of Base Rent paid by Tenant during the year of the Lease Term immediately preceding the Base Rent Adjustment Date the Prevailing Market Rate shall be the Base Rent paid by Tenant during said year of the Lease Term immediately preceding the Base Rent Adjustment Date. Once determined, the Prevailing Market Rate (expressed on a per square foot basis) shall be deemed to be substituted for the rate of Base Rent set forth in paragraph "a" of the definition of Base Rent set forth in the Basic Lease Information section hereof and Tenant shall pay said revised rate in accordance with the terms of this Lease from and after the Base Rent Adjustment Date.

[Balance of Page Intentionally Left Blank]

EXHIBIT E

FORM OF SUBLEASE

See next page.

EXHIBIT F

NOTICE OF LEASE
In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, as amended, notice is hereby given of that certain lease arrangement by and between Telecom Realty, LLC, a Massachusetts limited liability company, and CTC Communications Corp., a Massachusetts corporation (the "Lease"):
PARTIES TO LEASE:

Landlord:	Telecom Realty, LLC
		c/o Mr. Thomas Fabbricatore
		220 Bear Hill Road
		Waltham, Massachusetts  02154; and

Tenant:	CTC Communications Corp.
		Attn:  Mr. Thomas Fabbricatore
		360 Second Avenue
		Waltham, Massachusetts  02154.

DATE OF COMMENCEMENT OF LEASE:			May ___, 2000.
DESCRIPTION OF THE DEMISED PREMISES:
Sixty-Nine Thousand Seven Hundred Forty-Four (69,744) rentable square feet on the first and second floors of the building located at 115-125 Second Avenue, Waltham, Massachusetts, as more completely described in the Lease.
TERM OF LEASE:
The term of the Lease shall be fifteen (15) years commencing on the Date of Commencement of Lease (as defined above) and ending on May 31, 2015 (the "Original Term").
The provisions and terms contained in this Notice of Lease do not in any manner modify or otherwise alter any of the provisions or terms of the Lease.




WITNESS the execution and delivery hereof as an instrument under seal as of this ____ day of May, 2000.



LANDLORD:


TELECOM REALTY, LLC, a Massachusetts limited liability company


By:  TELECOM MANAGEMENT CORP., a Massachusetts corporation, its manager


By:
	Thomas Fabbricatore
	Executive Vice-President and 	Secretary-Treasurer



TENANT:


CTC COMMUNICATIONS CORP., a Massachusetts corporation


By:
	Name:
	Title:


COMMONWEALTH OF MASSACHUSETTS	)
		)  ss.		May __, 2000
COUNTY OF SUFFOLK		)
Then personally appeared before me the above-named 			, as
______________________ of ______________________, managing member of
Telecom Realty, LLC and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of said corporation as aforesaid, before me.



NOTARIAL 					______________________
SEAL						Notary Public
						My commission expires:



COMMONWEALTH OF MASSACHUSETTS	)
		)  ss.		May __, 2000
COUNTY OF SUFFOLK		)
Then personally appeared before me the above-named 			, as
______________________ of CTC Communications Corp., and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of said corporation as aforesaid, before me.


NOTARIAL 					______________________
SEAL						Notary Public
	My commission expires:


EXHIBIT G

TENANT IMPROVEMENT AGREEMENT

See next page.


EXHIBIT H

DISPOSITION OF SECURITY DEPOSIT AGREEMENT


See next page.



EXHIBIT I

DESCRIPTION OF TENANT'S WORK


See next page.